UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 15, 2006

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other juris-	(Commission	(IRS Employer
diction of incorporation)	File Number)	Identification No.)

The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts		02199-8157
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Compensation-related Matters

The compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of The First Marblehead Corporation (the “Corporation”) held a meeting on August 15, 2006, at which the Compensation Committee approved:

•                  base annual salaries for each of the Corporation’s executive officers, including its chief executive officer and four other most highly compensated executive officers who were serving on June 30, 2006 (collectively, the “Named Executive Officers”); and

•                  the termination of the Corporation’s 2002 director stock plan (the “Director Plan”) and the adoption in its place of a program under the Corporation’s 2003 stock incentive plan (the “2003 Plan”) for grants of restricted stock units to non-employee directors of the Corporation, as further described below.

The Section 162(m) subcommittee (the “Subcommittee”) of the Compensation Committee also held a meeting on August 15, 2006.  The Subcommittee is composed entirely of “outside directors” of the Corporation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).  At the meeting, the Subcommittee determined and approved:

•                  annual incentive awards under the Corporation’s executive incentive compensation plan (the “Incentive Plan”) for the fiscal year ended June 30, 2006 (“Fiscal 2006”); and

•                  a one-time bonus outside of the Incentive Plan for each of Jack L. Kopnisky and Peter B. Tarr, in recognition of their leadership following the resignation of the former chairman and chief executive officer of the Corporation in September 2005.

The annual incentive awards are intended to qualify as “performance-based” compensation under Section 162(m).  As previously disclosed, within the first 90 days of Fiscal 2006, the Subcommittee selected the key employees eligible to receive annual incentive awards under the Incentive Plan for Fiscal 2006 and allocated a maximum incentive pool percentage under the Incentive Plan to each such employee.  The incentive pool under the Incentive Plan for Fiscal 2006 was keyed to the Corporation’s income from operations for Fiscal 2006.  In making annual incentive awards for Fiscal 2006, the Subcommittee had discretion to adjust the previous incentive pool allocations downward but not upward.

Named Executive Officer Compensation

The following table sets forth the base annual salary for the fiscal year ending June 30, 2007 (“Fiscal 2007”), and the bonus for Fiscal 2006, for each of the Named Executive Officers, as determined by the Compensation Committee and Subcommittee, as applicable:

Name	Salary for Fiscal 2007		Bonus for Fiscal 2006
Jack L. Kopnisky	$800,000		$1,599,266	(1)
Peter B. Tarr	800,000		1,599,266	(1)
John A. Hupalo	450,000		750,000
Stephen E. Anbinder	n/a	(2)	500,000
Anne P. Bowen	450,000		425,000

(1)      Includes a bonus awarded outside of the Incentive Plan of $425,000.

(2)      Mr. Anbinder retired as an employee of the Corporation on June 30, 2006, although he remains a consultant to, and director of, the Corporation.

The Subcommittee did not award Daniel Maxwell Meyers, the former chairman and chief executive officer of the Corporation, a bonus under the Incentive Plan for Fiscal 2006.

Non-employee Director Compensation

Under the terms of the Director Plan, each non-employee director of the Corporation was previously granted:

•                  on the date of his or her initial election to the Board, a fully vested option to purchase 4,000 shares of the Corporation’s common stock; and

•                  on September 20 of each year,  a fully vested option to purchase 4,000 shares of the Corporation’s common stock.

In each case, the exercise price of the stock options was set at the closing price of the Corporation’s common stock on the last trading day preceding the grant date.

Following the termination of the Director Plan, each non-employee director of the Corporation will receive:

•                  on the date of his or her initial election to the Board, 2,000 deferred stock units under the 2003 Plan; and

•                  an annual grant of 2,000 deferred stock units under the 2003 Plan on September 20 of each year, if the non-employee director has then served on the Board for at least 180 days.

In each case, each deferred stock unit represents the right to receive one share of common stock of the Corporation, although delivery of the underlying shares, and any accrued dividends thereon, will be deferred until a later date in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.  The compensation of non-employee directors of the Corporation otherwise remains unchanged. Directors who are employees receive no additional compensation for their service as directors.  Mr. Anbinder will not be entitled to receive compensation for his service as a director until such time as he qualifies as an “independent director” under the rules of the New York Stock Exchange.

Ninth Amendment to Master Loan Guaranty Agreement

On August 15, 2006, the Corporation entered into an agreement with The Education Resources Institute, Inc. (“TERI”), modifying in part the terms of the master loan guaranty agreement dated as of February 2, 2001, as amended and extended (the “Guaranty Agreement”), between TERI and the Corporation (the “2006 Supplement”).

The Guaranty Agreement generally provides that the guarantee fees earned by TERI upon the disbursement of student loans are placed in a segregated reserve account (the “Pledged Account”), which is held as collateral to secure TERI’s obligation to purchase defaulted student loans.  The Pledged Account is held by a third-party financial institution for the benefit of the program lender until the student loans are securitized, at which point the Pledged Account is pledged to the securitization trust that purchases the loans.  The Guaranty Agreement also provides that the terms of the securitization trust agreement will provide for a beneficial interest for TERI of 25 percent of the residual value of the TERI-guaranteed loans owned by such securitization trust.  The Guaranty Agreement, as implemented through guaranty agreements with individual lenders, entitles TERI to retain a portion of its guaranty fees (the “Administrative Fee”) rather than place them in the Pledged Account.

In October 2005, the Corporation entered into a supplement (the “2005 Supplement”) to the Guaranty Agreement. Under the terms of the 2005 Supplement, for securitizations of TERI-guaranteed loans during Fiscal 2006, the Administrative Fee of 150 basis points increased, and the amount deposited by TERI into the Pledged Account decreased, by 90 basis points.  In addition, TERI’s residual interest in the trusts created at the time of the securitizations was correspondingly reduced to account for the 90 basis point reduction in the Pledged Account. As a result, the Administrative Fee for securitizations of TERI-guaranteed loans in Fiscal 2006 was 240 basis points multiplied by the principal balance of the loans originated and securitized.  For securitizations completed during fiscal 2006, TERI’s ownership of the residual value of the TERI-guaranteed loans securitized was approximately 12 percent.

The 2006 Supplement amends the Guaranty Agreement and the 2005 Supplement as follows:

•                  For each securitization closing between August 1, 2006 and June 30, 2007, TERI will be entitled to elect to adjust the amount of the Administrative Fee, and adjust the amount deposited by TERI into the Pledged Account, within specified parameters.  As a result, the amount of the Administrative Fee applicable to securitizations closing between August 1, 2006 and June 30, 2007 may range from 150 basis points to 240 basis points, at TERI’s election.  The Corporation has agreed to attempt in good faith to structure its securitization transactions to accommodate TERI’s election.

•                  For each securitization for which TERI elects to adjust the Administrative Fee, the Corporation and TERI will make a corresponding adjustment to their relative ownership percentages of the residual interests in the applicable securitization trust.  To the extent TERI elects to increase the amount of the Administrative Fee above 150 basis points, such an adjustment would result in an increase in the ownership percentage of the Corporation, and a decrease in the ownership interest of TERI, by a percentage that will result in an equivalent dollar reduction in the fair value of TERI’s residual ownership interest at the time of the securitization, using a 12 percent discount factor.

The foregoing summary is qualified in its entirety by the 2006 Supplement, a copy of which is attached as exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Ninth Supplement to Master Loan Guaranty Agreement, dated as of July 28, 2006, between the Corporation and The Education Resources Institute, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: August 21, 2006	By:	/s/ Peter B. Tarr
Peter B. Tarr

Chairman of the Board and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Ninth Supplement to Master Loan Guaranty Agreement, dated as of July 28, 2006, between the Corporation and The Education Resources Institute, Inc.